                                                                    Exhibit 4(b)

                               SECURITY AGREEMENT
                               ------------------

         SECURITY AGREEMENT, dated as of January 27, 2000, among: (1) REGENT COMMUNICATIONS, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "PARENT COMPANY"); (2) REGENT BROADCASTING, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "BORROWER"); (3) the Subsidiaries of the Parent Company and of the Borrower identified as such in SCHEDULE A hereto (such Subsidiaries and all of the other Subsidiaries of the Parent Company or of the Borrower from time to time party hereto or bound hereby being hereinafter, together with their successors in title and assigns, called, collectively, the "SUBSIDIARY GUARANTORS") (the Parent Company, the Borrower and each Subsidiary Guarantor from time to time party to or otherwise bound by this Agreement being hereinafter called, collectively, the "GUARANTORS" and, singly, a "GRANTOR"), and (4) FLEET NATIONAL BANK, as collateral agent for the benefit of the Secured Creditors (as defined in the RECITALS hereto) (in such capacity, the "COLLATERAL AGENT").

                                    RECITALS:
                                    ---------

         A. The Parent Company, the Borrower, the several lenders from time to time party thereto (collectively, the "LENDERS"), Fleet National Bank, as Administrative Agent and Issuing Lender, Fleet Robertson Stephens Inc., as Lead Arranger, and certain other Agents from time to time party thereto (the Lenders, the Administrative Agent, the Issuing Lender, the Lead Arranger and such other Agents being hereinafter called, collectively, the "LENDER CREDITORS"), are party to the Credit Agreement, dated as of January 27, 2000, providing for the making of Loans and other Credit Extensions, including the issuance of, and participation in, Letters of Credit, all as contemplated thereby.

         B. The Borrower may from time to time become a party to one or more Interest Rate Protection Agreements with any Lender or Affiliate of any Lender (each such Lender and Affiliate thereof (even if such Lender ceases to be a Lender under the Credit Agreement for any reason), and its successors and assigns, being hereinafter called, collectively, the "OTHER CREDITORS", and, together with the Lender Creditors, collectively, the "SECURED CREDITORS" and, singly, a "SECURED CREDITOR").

         C. The Parent Company has guaranteed all of the Obligations and other liabilities of the Borrower and of each of the other Credit Parties under the Loan Documents and Interest Rate Protection Agreements pursuant to ARTICLE VII of the Credit Agreement.

         D. The Subsidiary Guarantors have guaranteed all of the Obligations of the Parent Company, the Borrower and each of the other Credit Parties under the Loan Documents and Interest Rate Protection Agreements pursuant to the Subsidiary Guaranty Agreement, dated as of even date herewith (as amended, modified, extended, renewed, replaced, restated or supplemented and in effect from time to time, the "SUBSIDIARY GUARANTY"), entered into by the Parent Company, the Borrower, the Subsidiary Guarantors identified as such in SCHEDULE A hereto, and Fleet National Bank, as collateral agent for the benefit of the Secured Creditors.

         E. It is a condition precedent to each credit extension made or to be made on or after the date hereof under the Credit Agreement, the other Loan Documents and the Interest Rate Protection Agreements that the Grantors shall have executed and delivered this Agreement.

         F. Each Grantor will obtain direct or indirect benefits from credit extensions made or to be made to the Borrower and other Credit Parties under the Credit Agreement, the other Loan Documents and the Interest Rate Protection Agreements, and, accordingly, each Grantor desires to enter into this Agreement in order to satisfy the condition precedent described in preceding RECITAL E.

         NOW, THEREFORE, in consideration of the foregoing and the direct or indirect benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby, jointly and severally, makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby, jointly and severally, covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         The following terms have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. Except as otherwise defined herein, terms used herein and defined in or by reference in the Credit Agreement shall be used herein as so defined therein.

         "ADDITIONAL GRANTOR" has the meaning specified in SECTION 10.5 hereof.

         "AGREEMENT" means this Security Agreement, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time.

         "BORROWER" has the meaning specified in the PREAMBLE hereto.

         "CASH COLLATERAL ACCOUNT" means any noninterest-bearing cash collateral account maintained with, and under the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

         "CHATTEL PAPER" has the meaning specified in the UCC.

         "CLASS" has the meaning specified in SECTION 10.2(a) hereof.

         "COLLATERAL AGENT" has the meaning specified in the PREAMBLE hereto.

         "CONTRACT RIGHTS" means all of the rights of any Grantor (including, without limitation, all rights to payment) under any Contract.

         "CONTRACTS" means all contracts or agreements to which any Grantor is a party (including, without limitation, (a) each partnership, joint venture or limited liability company agreement to which such Grantor is a party, (b) each lease, license or sublicense, evidence of Indebtedness, mortgage, indenture, security agreement, deed of trust or other contract, commitment or obligation to which such Grantor is a party, (c) each time brokerage agreement, agreement for the sale of commercial time, joint sales agreement, shared services agreement, local marketing agreement or option agreement to which such Grantor is a party, and (d) any Interest Rate Protection Agreement to which such Grantor is a party), but excluding FCC Licenses and any other contract, license or lease if and to the extent that the terms thereof prohibit the assignment of, or the granting of a security interest in, such licenses or leases (it being understood and agreed that, notwithstanding the foregoing, all rights to payment of money due or to become due pursuant to, and all rights to the Proceeds from the Sale of, any such excluded contract, license or lease shall be and at all times remain subject to the security interests created by this Agreement).

         "COPYRIGHTS" means any United States copyrights or copyrightable works (whether or not registered, statutory or common law) to which any Grantor now or from time to time hereafter has title, including all reissues, renewals or extensions thereof, as well as any registrations of any copyrights in the United States Copyright Office or applications for United States copyright registrations now or from time to time hereafter made with the United States Copyright Office by any Grantor, and all rights provided by international treaties or conventions with respect to any of the foregoing.

         "CREDIT AGREEMENT" means the Credit Agreement, dated as of January 27, 2000, among the Parent Company the Borrower, several Persons party thereto as Lenders thereunder, the Issuing Lender, the Lead Arranger, the Administrative Agent, and the several other Persons party thereto as Agents thereunder, providing for the making of Loans and other Credit Extensions to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented, restructured and/or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring all, or any portion of, the Indebtedness under such Credit Agreement or any successor agreements; PROVIDED, HOWEVER, that with respect to any agreement providing for the refinancing of any Indebtedness under the Credit Agreement, such agreement shall only be treated as, or as a part of, the Credit Agreement for purposes of this Agreement if (i) either (A) all of the Obligations under the Credit Agreement being refinanced shall be paid in full at the time of such refinancing, and all commitments under the refinanced Credit Agreement shall have terminated in full, or (B) the Required Lenders shall have consented in writing to the refinancing Indebtedness being treated, along with their Indebtedness, as Indebtedness under the Credit Agreement, (ii) the refinancing Indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced (if such Credit Agreement is to remain outstanding), and (iii) a written notice to the effect that the refinancing Indebtedness is to be treated as arising under the Credit Agreement shall be delivered by the Administrative Agent to the Borrower prior to the implementation of such refinancing..

         "DEFAULT" means any event which, with notice or lapse of time, or both, would constitute an Event of Default.

         "DOCUMENTS" has the meaning specified in the UCC.

         "EQUIPMENT" means any "equipment", as such term is defined in the UCC, now or from time to time hereafter owned by any Grantor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings and movable trade or other fixtures now or from time to time hereafter owned by any Grantor, and any and all additions, substitutions and replacements of any of the foregoing, wheresoever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "EVENT OF DEFAULT" means (a) any Event of Default under, and as defined in, the Credit Agreement, (b) any payment default under any Interest Rate Protection Agreement, and (c) in any event, any payment default in respect of any of the Obligations that continues after the expiration of any applicable grace period.

         "FCC LICENSES" means, in relation to any Grantor, the licenses from and authorizations by the FCC to such Grantor relating to the operation of its Radio Stations, and means includes, in any event, any and all FCC Authorizations necessary to operate such Radio Stations.

         "GENERAL INTANGIBLES" has the meaning specified in the UCC, and shall in any event include, in relation to any Grantor, all of such Grantor's claims, rights, powers, privileges, authority, options, security interests, Liens and remedies under any partnership agreement or limited liability company agreement to which such Grantor is a party or with respect to any partnership or limited liability company of which such Grantor is a partner or a member.

         "GOODS" has the meaning specified in the UCC.

         "GRANTOR" and "GRANTORS" have the meaning specified in the PREAMBLE hereto.

         "IMPRINTS" means the imprints, series, colophons and brands owned by or licensed to any Grantor.

         "INTELLECTUAL PROPERTY" means United States, international and foreign
(a) Patents, divisions, continuations, continuations in part, (b) Marks, (c) Copyrights, (d) confidential and proprietary information, including, without limitation, all trade secrets, technology, ideas, know-how, formulae and customer and supplier lists, (e) computer software (including source codes, object codes, data and related documentation), (f) Works, (g) Imprints, and (h) all other proprietary rights.

         "INDEMNITEE" has the meaning specified in SECTION 9.1 hereof.

         "INSTRUMENT" has the meaning specified in the UCC.

         "INVENTORY" means any merchandise, inventory or goods now or from time to time hereafter owned by any Grantor, and all additions, substitutions and replacements thereof, wheresoever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping the same, in all stages of production, from raw materials through work-in-process to finished goods, and all products and proceeds of whatsoever sort and wheresoever located, and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from such Grantor's customers, and shall specifically include all "INVENTORY", as such term is defined in the UCC, now or from time to time hereafter owned by such Grantor.

         "LENDER CREDITORS" has the meaning specified in the RECITALS hereto.

         "LENDERS" has the meaning specified in the RECITALS hereto.

         "LOAN DOCUMENT OBLIGATIONS" has the meaning specified in the definition of the term "OBLIGATIONS" in this ARTICLE I.

         "MARKS" means any trademarks and service marks now held or hereafter acquired by any Grantor which are registered in the United States Patent and Trademark Office or in any other similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by any Grantor in the United States and trade dress, including logos, proprietary icons, designs, trade names, trade styles, company names, corporate names, business names, URLs, fictitious business names and other business or source identifiers in connection with which any of these registered or unregistered marks are used in the United States, and including all common law rights therein, and registrations and applications for registration therefor, all rights provided by international treaties or conventions with respect to the foregoing, and all reissuances, extensions and renewals of any of the foregoing, and all goodwill associated therewith.

         "OBLIGATIONS" means, collectively: (a) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations (as defined in the Credit Agreement) and all of the other obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon) of each Grantor and of each other Credit Party to Lender Creditors, whether now existing or from time to time hereafter created or incurred under, arising out of, or in connection with the Credit Agreement or any of the other Loan Documents to which any such Grantor or any such other Credit Party is a party, and the due performance by each Grantor and by each other Credit Party of all of the terms, conditions and agreements contained in the Credit Agreement or any of the other Loan Documents (all of such Obligations and other obligations, liabilities and indebtedness under this CLAUSE (a), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Protection Agreements, being herein collectively called the "LOAN DOCUMENT OBLIGATIONS"); (b) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon) of each Grantor and of each other Credit Party, whether now existing or from time to time hereafter created or incurred under, arising out of, or in connection with any of the Interest Rate Protection Agreements, (whether any such Interest Rate Protection Agreement is now in existence or is at any time hereafter created or entered into), and the due performance by each Pledgor and by each other Credit Party of all of the terms, conditions and agreements contained in any of such Interest Rate Protection Agreements (all of such obligations, liabilities and indebtedness under this CLAUSE (b) being herein collectively called the "OTHER OBLIGATIONS"); (c) the repayment or reimbursement of any and all sums from time to time advanced by the Collateral Agent in order to preserve or protect the Security Agreement Collateral or to preserve or protect its security interests and Liens in the Security Agreement Collateral; (d) the payment or reimbursement of any and all reasonable costs, expenses and fees of retaking, holding, preparing for Sale or lease, selling or otherwise disposing of or realizing on all or any part of the Security Agreement Collateral, or arising out of any exercise by the Collateral Agent of any of its rights or remedies hereunder, including all reasonable attorneys' fees and court costs; and (e) the payment or reimbursement of all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under SECTION 9.1 of this Agreement.

         "OTHER CREDITORS" has the meaning specified the RECITALS hereto.

         "OTHER OBLIGATIONS" has the meaning specified in the definition of the term "OBLIGATIONS" in this ARTICLE I.

         "PARENT COMPANY" has the meaning specified in the PREAMBLE hereto.

         "PATENT" means any United States patent to which any Grantor now or from time to time hereafter has title, including any divisions, continuations, reissues, reexaminations, extensions or renewals thereof, all inventions or improvements thereto, any application for a United States patent now or hereafter made by any Grantor, and any rights provided by international treaty or convention with respect to any of the foregoing.

         "PRO RATA SHARE" has the meaning specified in SECTION 8.4(b) hereof.

         "PROCEEDS" has the meaning specified in the UCC or under other relevant law, and, in any event, shall include, but not be limited to: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or to any Grantor from time to time with respect to any of the Security Agreement Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Security Agreement Collateral by any Governmental Authority (or by any Person acting under color of any Governmental Authority); (c) any and all proceeds derived from or in connection with the Sale, transfer or other disposition of any FCC Licenses; and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Security Agreement Collateral.

         "RECEIVABLES" means any "ACCOUNT", as such term is defined in the UCC, now or from time to time hereafter owned by any Grantor, and, in any event, shall include, but shall not be limited to, all of such Grantor's rights to payment for goods sold or leased or services performed by such Grantor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper or other evidence of Indebtedness or security, together with: (a) all security pledged, assigned, hypothecated or granted to or held by such Grantor to secure the foregoing; (b) all of such Grantor's right, title and interest in and to any goods, the Sale of which gave rise thereto; (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing;
(d) all powers of attorney for the execution of any evidence of Indebtedness or security or other writing in connection therewith; (e) all books, records, ledger cards, and invoices relating thereto; (f) all evidences of the filing of financing statements and other statements and the registration of other Instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers; (g) all credit information, reports and memoranda relating thereto; and (h) all other writings related in any way to the foregoing.

         "REPRESENTATIVE" has the meaning specified in SECTION 8.4(e) hereof.

         "REQUISITE CREDITORS" has the meaning specified in SECTION 10.2 hereof.

         "SECURED CREDITORS" has the meaning specified in the RECITALS hereto.

         "SECURITY AGREEMENT COLLATERAL" has the meaning specified in SECTION 2.1(a) hereof.

         "SUBSIDIARY GUARANTORS" has the meaning specified in the PREAMBLE hereto.

         "SUBSIDIARY GUARANTY" has the meaning specified in the RECITALS hereto.

         "TERMINATION DATE" has the meaning specified in SECTION 10.10(a) hereof.

         "TRADE SECRET RIGHTS" has the meaning specified in SECTION 6.1 hereof.

         "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts from time to time.

         "URLS" means, in relation to any Grantor, all internet domain names that are used primarily in connection with the business of such Grantor and that are owned or otherwise used by such Grantor.

         "WORKS" means all of the works and other related products published under the Contracts or otherwise, including original and revised editions, and any and all existing works and works in progress, and regardless of whether such works are stored or published in print, electronic (including online) software or other media.

                                   ARTICLE II

                               SECURITY INTERESTS
                               ------------------

         2.1. GRANT OF SECURITY INTERESTS.

                  (a) As security for the prompt and complete payment and performance when due of all of the Obligations, each Grantor does hereby pledge, collaterally assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in and Lien upon, all of the right, title and interest of such Grantor in, to and under all personal and fixture Property of every kind and nature, whether tangible or intangible, including, without limitation, all of the right, title and interest of such Grantor in, to and under each of the following, whether now existing or from time to time hereafter created, arising or acquired: (i) each and every Receivable; (ii) all Contracts, together with all Contract Rights arising thereunder; (iii) all Inventory; (iv) all monies, securities and Instruments deposited or required to be deposited to Cash Collateralize any Letter of Credit Obligations; (v) all Equipment; (vi) all Marks, Patents and Copyrights, and all other Intellectual Property; (vii) all computer programs and computer software of every description and all intellectual property rights therein, and all other proprietary information, including, but not limited to, Trade Secret Rights; (viii) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments; (ix) all FCC Licenses (PROVIDED, HOWEVER, that the Security Agreement Collateral shall not include at any time any FCC Licenses to the extent, but only to the extent, that such Grantor is prohibited at that time from granting a security interest therein pursuant to the Communications Act, but shall in any event include, to the maximum extent permitted by law, all rights incident or appurtenant to any such FCC License and all of the rights to receive all Proceeds derived from or in connection with the Sale, assignment or transfer of any FCC License; (x) to the extent not already included above, all claims, demands, judgements, rights, choses in action, equities, credits, bank accounts, investment and securities accounts, cash on hand and in banks or with other financial institutions, lock boxes and other post office boxes, bonds and all other securities of every description, investments, investment property, insurance policies, including the cash surrender value thereof and all proceeds thereof, and all federal, state and local tax refunds and/or abatements to which such Grantor is or may from time to time become entitled, no matter how or when arising, including, but not limited to, any loss carryback tax refunds; (xi) each Cash Collateral Account established for such Grantor and all monies, securities and Instruments deposited or required to be deposited in any such Cash Collateral Account; and
(xii) all Proceeds and products of any and all of the foregoing (all of the Property identified or described in foregoing CLAUSES (i) through (xii), inclusive, being herein called, collectively, the "SECURITY AGREEMENT COLLATERAL").

                  (b) The security interests and Liens granted to the Collateral Agent under this Agreement extend (i) to all Property of the kind which is the subject of this Agreement which any Grantor may own or otherwise acquire at any time or from time to time during the continuation of this Agreement, and (ii) to any and all Proceeds or products thereof.

                  (c) Notwithstanding the foregoing, the Security Agreement Collateral shall not include any Property in which a Grantor is not permitted, by Applicable Law or by the terms of any Instrument to which such Grantor is a party or by which such Grantor or any of its Property is bound, to grant a security interest or Lien; PROVIDED, HOWEVER, that all Proceeds of any and all Property described in the foregoing provisions of this PARAGRAPH (c) shall in any event constitute Security Agreement Collateral in which the Collateral Agent shall have a security interest and Lien.

                  (d) Each Grantor acknowledges and agrees that, in applying the law of any jurisdiction that at any time enacts all or substantially all of the uniform provisions of revised Article 9 of the Uniform Commercial Code approved in 1998 by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, the foregoing collateral description covers, and is intended to cover, all Property of such Grantor of every description.

         2.2. POWER OF ATTORNEY. Each Grantor hereby constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact, irrevocably, with full power during the continuation of any Event of Default (in the name of such Grantor or otherwise), to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Grantor under or arising out of all or any part of the Security Agreement Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

                                   ARTICLE III

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
                -------------------------------------------------

         Each Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive the execution and delivery of this Agreement, as follows:

         3.1. NECESSARY FILINGS. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests and Liens granted by each Grantor to the Collateral Agent hereby in respect of the Security Agreement Collateral have been accomplished, and the security interests granted to the Collateral Agent pursuant to this Agreement in and to the Security Agreement Collateral constitute perfected security interests therein superior and prior to the rights of all other Persons therein, subject to no other Liens (other than Liens permitted by the Credit Agreement) and are entitled to all of the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case, to the extent that the Security Agreement Collateral consists of the type of Property in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or in the United States Patent and Trademark Office or United States Copyright Office.

         3.2. NO LIENS. The Grantors are, and as to the Security Agreement Collateral acquired by them from time to time after the date hereof, such Grantors will be, the owners of all Security Agreement Collateral, free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens permitted by the Credit Agreement), and each Grantor shall defend the Security Agreement Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

         3.3. OTHER FINANCING STATEMENTS. As of the date hereof, there is no financing statement (or other similar statement or instrument of registration under the laws of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any Lien or security interest of any kind in the Security Agreement Collateral (other than financing statements filed in respect of Liens permitted by the Credit Agreement), and so long as any of the Commitments remains in effect or any Loans remain outstanding or any of the Obligations remain unpaid or any Interest Rate Protection Agreements or Letters of Credit remain in effect or any Obligations are owed with respect thereto, such Grantor will not execute or authorize to be filed in any public office any financing statement (or other similar statement or instrument of registration under the laws of any jurisdiction) relating to the Security Agreement Collateral, EXCEPT financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Grantor or in respect of Liens permitted by the Credit Agreement.

         3.4. CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of each Grantor is located, as of the date hereof, at the address indicated on ANNEX A hereto for such Grantor. Such Grantor will not move its chief executive office except to such new location as such Grantor may establish in accordance with the last sentence of this SECTION 3.4. The originals of all documents evidencing all Receivables and Contract Rights and Trade Secrets of such Grantor and the only original books of account and records of such Grantor relating thereto are, and will continue to be, kept at such chief executive office, at such other locations shown on ANNEX A hereto or at such new locations as such Grantor may establish in accordance with the last sentence of this SECTION 3.4. All Receivables and Contract Rights of such Grantor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above. No Grantor shall establish new locations for such offices until (a) it shall have given to the Collateral Agent not less than sixty (60) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (b) with respect to such new location, it shall have taken all action necessary to maintain the security interests of the Collateral Agent in the Security Agreement Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect, (c) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel in form and substance reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection of) the security interests granted hereby, and (d) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

         3.5. LOCATION OF INVENTORY AND EQUIPMENT. All Inventory and Equipment held on the date hereof by each Grantor is located at one of the locations shown on ANNEX B hereto. Each Grantor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transit to) any one of the locations shown on ANNEX B hereto opposite the name of such Grantor or such new location as such Grantor may establish in accordance with the last sentence of this SECTION 3.5. Any Grantor may establish a new location for Inventory and Equipment only if (a) it shall have given to the Collateral Agent not less than sixty (60) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (b) with respect to such new location, it shall have taken all action necessary to maintain the security interests of the Collateral Agent in the Security Agreement Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and, to the extent such Inventory is not located on Property owned or leased by such Grantor, at the reasonable request of the Collateral Agent, such Grantor shall obtain a warehouse bailment agreement in form and substance reasonably satisfactory to the Collateral Agent, (c) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel in form and substance reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto necessary to perfect (and maintain the perfection of) the security interests granted hereby have been filed in the appropriate filing office or offices, and (d) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, necessary in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

         3.6. RECOURSE. This Agreement is made with full recourse to each Grantor and pursuant to and upon all of the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the other Loan Documents, in the Interest Rate Protection Agreements and otherwise in writing in connection herewith or therewith.

         3.7. TRADE NAMES; CHANGE OF NAME. As of the date hereof, no Grantor has or operates in any jurisdiction under, and in the preceding twelve (12) months has not had and has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed in ANNEX C hereto. No Grantor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name in any manner which might make any financing statement or continuation statement filed in connection therewith seriously misleading within the meaning of Section 9-402(7) (or any analogous provision) of the UCC, except to the extent that such names are listed on ANNEX C hereto or that new names (including, without limitation, any names of divisions or operations) are established in accordance with the last sentence of this SECTION 3.7. No Grantor shall assume or operate in any jurisdiction under any new trade, fictitious or other name that would make any financing statement, or continuation statement filed in connection therewith, seriously misleading within the meaning of
Section 9-402(7) (or analogous provision) of the UCC until (a) it shall have given to the Collateral Agent not less than sixty (60) days' prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (b) with respect to such new name, it shall have taken all action necessary to maintain the security interests of the Collateral Agent in the Security Agreement Collateral intended to be granted hereby at all times fully perfected and in full force and effect, and (c) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel in form and substance reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other necessary actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection of) the security interests granted hereby.

                                   ARTICLE IV

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS
                    -----------------------------------------

         4.1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. As of the time when each of its Receivables arises, each Grantor shall be deemed to have represented and warranted that such Receivable, and, to the knowledge of the Grantor, all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto, to the knowledge of such Grantor, (a) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (b) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (c) will evidence true and valid obligations, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability, and (d) will be in compliance and will conform in all material respects with all Applicable Laws.

         4.2. MAINTENANCE OF RECORDS. Each Grantor will keep and maintain, at its own cost and expense, accurate records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and each such Grantor will make the same available on such Grantor's premises to the Collateral Agent for inspection, at such Grantor's own cost and expense, at any and all reasonable times upon prior notice to an authorized officer of such Grantor; PROVIDED, HOWEVER, if no Event of Default is then continuing, the Collateral Agent shall give such Grantor prior written notice of any such inspection. During the continuance of any Event of Default and upon the request of the Collateral Agent, each Grantor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). During the continuance of any Event of Default, if the Collateral Agent so directs, such Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, such tangible evidence of the Receivables and the Contracts, as well as books, records and documents of such Grantor evidencing or pertaining to such Receivables and Contracts, with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has security interests therein.

         4.3. DIRECTION TO ACCOUNT DEBTORS; CONTRACTING PARTIES; ETC. During the continuance of any Event of Default, and if the Collateral Agent so directs any Grantor, such Grantor agrees (a) if such Grantor has been required to Cash Collateralize any of its Obligations pursuant to the Credit Agreement or any of the other Loan Documents or to create any other account thereunder, to cause all payments on account of the Receivables and Contracts to be made directly to such account, (b) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding CLAUSE (a), and (c) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor. Without notice to or assent by any Grantor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, such account which application shall be effected in the manner provided in
SECTION 8.4 of this Agreement. The reasonable costs and expenses (including attorneys' fees) of collection, whether incurred by any Grantor or the Collateral Agent, shall be borne by such Grantor.

         4.4. MODIFICATION OF TERMS; ETC. No Grantor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify in any material respect any term relating to such indebtedness or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, EXCEPT (a) as permitted by SECTION 4.5 hereof, and (b) so long as no Event of Default is then continuing in respect of which the Collateral Agent has given notice that this exception is no longer applicable, such Grantor may modify, make adjustments with respect to, extend or renew any Receivables or any Contracts in the ordinary course of business. Each Grantor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

         4.5. COLLECTION. Each Grantor shall endeavor, in accordance with reasonable business practices, to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due, any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith, upon receipt thereof, all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, EXCEPT that, unless any Event of Default is continuing, such Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (a) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Grantor finds appropriate in accordance with its reasonable business judgment, and (b) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Grantor finds appropriate in accordance with its reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by such Grantor or the Collateral Agent, shall be borne by such Grantor.

         4.6. INSTRUMENTS. If any Grantor owns or acquires any Instrument constituting Security Agreement Collateral, such Grantor will, within thirty
(30) days, notify the Collateral Agent thereof, and, upon request by the Collateral Agent, will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

         4.7. FURTHER ACTIONS. Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other Property or rights covered by the security interests hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.

                                    ARTICLE V

                       SPECIAL PROVISIONS CONCERNING MARKS
                       -----------------------------------

         5.1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that it is the true and lawful owner of, or otherwise has the right to use, the Marks listed in ANNEX D hereto and that said listed Marks include all of the United States federal registrations or applications registered in the United States Patent and Trademark Office that such Grantor now owns. Each Grantor represents and warrants that it owns or is licensed to use (or is otherwise not prohibited from using) all Marks that it uses. Each Grantor further warrants that it is aware of no third-party claim that any aspect of such Grantor's present or contemplated business operations infringes or will infringe any Mark or trade name. Each Grantor represents and warrants that it is the beneficial and record owner of all United States registrations and applications listed in ANNEX D hereto for such Grantor and that said registrations are valid and subsisting, have not been canceled and that such Grantor is not aware of any third-party claim that any of said registrations are invalid or unenforceable or is not aware that there is any reason that any of said applications will not pass to registration. Each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign during the continuance of any Event of Default any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark and associated goodwill and record the same.

         5.2. LICENSES AND ASSIGNMENTS. Except as otherwise permitted by the Credit Agreement and other than the license agreements listed on ANNEX E hereto, each Grantor hereby agrees not to divest itself of any right under any Mark other than in the ordinary course of business without prior written approval of the Collateral Agent.

         5.3. INFRINGEMENTS. Each Grantor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any Person who such Grantor believes to be infringing or diluting or otherwise violating in any material respect any of such Grantor's rights in and to any Mark, or with respect to any Person claiming that such Grantor's use of any Mark violates in any material respect any property right of that Person. Each Grantor further agrees, if consistent with good business practice, diligently to prosecute any Person infringing any Mark in a manner in accordance with its reasonable business practices.

         5.4. PRESERVATION OF MARKS. Each Grantor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks (and any registrations thereof) as trademarks or service marks registered under the laws of the United States; PROVIDED, HOWEVER, that no Grantor shall be obligated to preserve any Mark in the event such Grantor determines, in its reasonable business judgment, that the preservation of such Mark is no longer necessary or desirable in the conduct of its business.

         5.5. MAINTENANCE OF REGISTRATION. Each Grantor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. sections 1051 et seq., to maintain trademark registrations, including, but not limited to, affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C.sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all judicial remedies without the prior written consent of the Collateral Agent; PROVIDED, HOWEVER, that no Grantor shall be obligated to maintain any Mark in the event that such Grantor determines, in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business.

         5.6. FUTURE REGISTERED MARKS. If any Mark registration issues at any time hereafter to any Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty (30) days after receipt of such certificate, such Grantor shall deliver to the Collateral Agent a copy of such certificate and a grant of security in such Mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant of security to be substantially the same as the trademark security agreement in the form of ANNEX H hereto, or in such other form as may be reasonably satisfactory to the Collateral Agent.

         5.7. REMEDIES. If any Event of Default shall be continuing, the Collateral Agent may, by written notice to any Grantor, take any or all of the following actions: (a) declare the entire right, title and interest of such Grantor in and to each of such Grantor's Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors pursuant to this Agreement and the trademark security agreement in the form of ANNEX H hereto executed by such Grantor; (b) take and use or sell the Marks and the goodwill of such Grantor's business symbolized by the Marks and the right to carry on the business and use the assets of such Grantor in connection with which the Marks have been used; and (c) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Grantor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.

                                   ARTICLE VI

                          SPECIAL PROVISIONS CONCERNING
                             PATENTS AND COPYRIGHTS
                          -----------------------------

         6.1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that it is the true and lawful owner of all rights in (a) all material trade secrets and proprietary information necessary to operate the business of each Grantor (the "TRADE SECRET RIGHTS"), (b) the Patents listed in ANNEX F hereto, and (c) the Copyrights listed in ANNEX G hereto, that said Patents constitute all of the United States patents and applications for patents that such Grantor now owns or is licensed to use, and that said Copyrights constitute all of the United States registered copyrights, material to and actively used in such Grantor's Line of Business, which such Grantor now owns. Each Grantor represents and warrants that it owns or is licensed to use all Patents and Copyrights that it now owns or uses. Each Grantor further warrants that it has no knowledge of any third-party claim that any aspect of such Grantor's present or contemplated business operations infringes or will infringe any patent or any copyright or misappropriates any trade secret or other proprietary information.

         6.2. LICENSES AND ASSIGNMENTS. Except as otherwise permitted by the Credit Agreement and other than the license agreements listed on ANNEX E hereto and any extensions or renewals thereof, each Grantor hereby agrees not to divest itself of any rights under any Patent or Copyright, other than in the ordinary course of business or in the event that the Grantor determines, in its reasonable business judgment, that such Patent or Copyright is no longer necessary or desirable in the conduct of its business, without (in each case) the prior written approval of the Collateral Agent.

         6.3. INFRINGEMENTS. Each Grantor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Grantor with respect to any infringement of such Grantor's rights in any Patent or Copyright, or with respect to any claim that practice of any Patent or Copyright violates any Property right of a third party or with respect to any misappropriation of any Trade Secret Rights or any claim that the practice of a Trade Secret Right violates any Property right of a third party. Each Grantor further agrees, diligently to prosecute in accordance with commercially reasonable business practices any Person infringing any Patent or Copyright or misappropriating any Trade Secret Right.

         6.4. MAINTENANCE OF PATENTS. At its own expense, each Grantor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C.
section 41 to maintain in force rights under each of its material Patents.

         6.5. PROSECUTION OF PATENT APPLICATION. At its own expense, each Grantor shall diligently prosecute all applications for United States Patents listed on ANNEX F hereto and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies, without the prior written consent of the Collateral Agent; PROVIDED, HOWEVER, that no Grantor shall be obligated to prosecute any such application in the event such Grantor determines, in its reasonable business judgment, that the prosecution of such application is no longer necessary or desirable in the conduct of its business.

         6.6. OTHER PATENTS AND COPYRIGHTS. Each Grantor shall provide to the Collateral Agent on a monthly basis, by the last day of each calendar month, a report setting forth all acquisitions or issuances of United States Patents, registrations of Copyrights, acquisitions of registered Copyrights, or filings of applications for United States Patents or Copyrights, which occurred in the prior calendar month, together with copies of certificates of registration of, or applications for, said Patents and Copyrights. Each Grantor shall, at its own expense, also deliver to the Collateral Agent, as applicable, all agreements and instruments for security as to such Patents in a form reasonably satisfactory to the Collateral Agent and/or a copyright security agreement for such Copyrights, which shall be in substantially the same form as ANNEX I hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

         6.7. REMEDIES. If any Event of Default shall be continuing, the Collateral Agent may, by written notice to any Grantor, take any or all of the following actions: (a) declare the entire right, title and interest of such Grantor in each of the Patents and Copyrights vested in the Collateral Agent, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors pursuant to this Agreement and the applicable agreement of security interest in patents in a form reasonably satisfactory to the

Collateral Agent or (as the case may be) the copyright security agreement in the form of Annex I hereto, in each case, pursuant to which all of such Grantor's right, title and interest to such Patents and Copyrights are or will be assigned to the Collateral Agent for the benefit of the Secured Creditors; (b) take and practice or sell the Patents and Copyrights; and (c) direct such Grantor to refrain, in which event such Grantor shall refrain, from practicing the Patents and Copyrights, directly or indirectly, and such Grantor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE VII

                            PROVISIONS CONCERNING ALL
                          SECURITY AGREEMENT COLLATERAL
                          -----------------------------

         7.1. PROTECTION OF COLLATERAL AGENT'S SECURITY. No Grantor will do anything to impair the rights of the Collateral Agent in the Security Agreement Collateral. Each Grantor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Grantor's own expense, to the extent and in the manner provided in the Credit Agreement; all policies or certificates with respect to such insurance shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and additional insured). If any Grantor shall fail to insure its Inventory to the extent required by the Credit Agreement, or if any Grantor shall fail to so endorse all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance, and such Grantor agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance. The Collateral Agent may apply any proceeds in accordance with SECTION 8.4 hereof or in accordance with the Credit Agreement. Each Grantor assumes all liability and responsibility in connection with the Security Agreement Collateral acquired by it and the liability of such Grantor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Security Agreement Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

         7.2. WAREHOUSE RECEIPTS NON-NEGOTIABLE. Each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "NEGOTIABLE" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

         7.3. FURTHER ACTIONS. Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time all such lists, descriptions and designations of its Security Agreement Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take all such further steps relating to the Security Agreement Collateral and other Property or rights covered by the security interests hereby granted, which the Collateral Agent reasonably deems appropriate to perfect, preserve or protect its security interests in the Security Agreement Collateral.

         7.4. FINANCING STATEMENTS. Each Grantor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral

Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain valid, enforceable and perfected security interests (subject only to Liens permitted by the Credit Agreement) in the Security Agreement Collateral as provided herein and the other rights and security contemplated hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Grantor will pay any applicable filing fees and related expenses. Each Grantor authorizes the Collateral Agent to file any such financing statements without the signature of such Grantor.

                                  ARTICLE VIII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT
                  --------------------------------------------

         8.1. REMEDIES; OBTAINING THE SECURITY AGREEMENT COLLATERAL UPON DEFAULT. Each Grantor agrees that, if any Event of Default shall be continuing, then, and in every such case, the Collateral Agent, in addition to any other rights now or hereafter existing under Applicable Law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (a) personally, or by agents or attorneys, immediately take possession of the Security Agreement Collateral or any part thereof from such Grantor or from any other Person who then has possession of any part thereof, with or without notice or process of law, and for that purpose may enter upon such Grantor's premises where any of the Security Agreement Collateral is located and remove the same and use, in connection with such removal, any and all services, supplies, aids and other facilities of such Grantor;

                  (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables) constituting the Security Agreement Collateral to make any payment required by the terms of such agreement or instrument directly to the Collateral Agent;

                  (c) withdraw all monies, securities and other instruments held in any account for application to the Obligations in accordance with
         SECTION 8.4;

                  (d) sell, assign or otherwise liquidate, or direct such Grantor to sell, assign or otherwise liquidate, any or all of the Security Agreement Collateral or any part thereof in accordance with
         SECTION 8.2 and take possession of the proceeds of any such sale or liquidation;

                  (e) take possession of the Security Agreement Collateral, or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Grantor shall at its own expense:

                           (i) forthwith cause the same to be moved to the place
                  or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                           (ii) store and keep any Security Agreement Collateral
                  so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in
                  SECTION 8.2; and

                           (iii) while the Security Agreement Collateral shall
                  be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain it in good condition; and

                  (f) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Security Agreement Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Marks, Patents or Copyrights);

it being understood that such Grantor's obligations to so deliver the Security Agreement Collateral are of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligations.

         8.2. REMEDIES; DISPOSITION OF THE SECURITY AGREEMENT COLLATERAL. During the continuance of any Event of Default, any Security Agreement Collateral repossessed by the Collateral Agent under or pursuant to SECTION 8.1 and any other Security Agreement Collateral, whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of Sale the Property to be sold, and, in general, in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may determine to be commercially reasonable. Any of the Security Agreement Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair (at the expense of each Grantor) which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private Sale or other private proceedings shall be made upon not less than ten (10) days' prior written notice to the relevant Grantor specifying the time after which such disposition is to be made and the intended Sale price or other consideration therefor. Any such disposition which shall be a public sale shall be made upon not less than ten (10) days' prior written notice to the relevant Grantor specifying the time and place of such Sale. The Collateral Agent, on behalf of the Secured Creditors, may bid for and become the purchaser of the Security Agreement Collateral or any item thereof offered for Sale in accordance with this SECTION 8.2 without accountability to the relevant Grantor. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such Sale or Sales of all or any portion of the Security Agreement Collateral valid and binding and in compliance with all Applicable Laws of any and all courts, arbitrators or other Governmental Authorities having jurisdiction over any such Sale or Sales, all at such Grantor's expense.

         8.3. WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION, OR THE COLLATERAL AGENT'S DISPOSITION, OF ANY OF THE SECURITY AGREEMENT COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE OR HEARING FOR ANY PREJUDGMENT REMEDY OR

REMEDIES AND ANY SUCH RIGHT WHICH SUCH GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND EACH GRANTOR HEREBY FURTHER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE
LAW:

                  (a) all damages occasioned by such taking of possession, EXCEPT any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                  (b) all other requirements as to the time, place, manner or terms of Sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law, and all other rights to prevent or delay the enforcement of this Agreement or the absolute Sale of the Security Agreement Collateral or any portion thereof;

and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all of such laws. Any Sale of, or the grant of any options to purchase, or any other realization upon, any Security Agreement Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Security Agreement Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor.

         8.4. APPLICATION OF PROCEEDS.

                  (a) All monies collected by the Collateral Agent upon any Sale or other disposition of all or any part of the Security Agreement Collateral, together with all other monies from time to time received by the Collateral Agent hereunder, shall be applied as follows:

                           (i) FIRST, to the payment of all Obligations owing to the Collateral Agent of the type described in CLAUSES (c) and (d) of the definition of "OBLIGATIONS" contained in ARTICLE I hereof;

                           (ii) SECOND, to the extent proceeds remain after the application pursuant to the preceding CLAUSE (i), an amount equal to the outstanding Loan Document Obligations shall be paid to the Lender Creditors as provided in SECTION 8.4(e), with each Lender Creditor receiving an amount equal to its portion of such outstanding Loan Document Obligations, or, if the proceeds are insufficient to pay in full all such Loan Document Obligations, its Pro Rata Share of the amount remaining to be distributed;

                           (iii) THIRD, to the extent proceeds remain after the application pursuant to the preceding CLAUSES (i) and (ii), an amount equal to the outstanding Other Obligations shall be paid to the Other Creditors as provided in SECTION 8.4(e), with each Other Creditor receiving an amount equal to its portion of such outstanding Other Obligations, or, if the proceeds are insufficient to pay in full all such Other Obligations, its Pro Rata Share of the amount remaining to be distributed; and

                           (iv) FOURTH, to the extent proceeds remain after the application pursuant to the preceding CLAUSES (i) through (iii), inclusive, and following the termination of this Agreement pursuant to
         SECTION 10.10 hereof, to the relevant Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  (b) For purposes of this Agreement, "PRO RATA SHARE" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction, the numerator of which is the then unpaid amount of such Loan Document Obligations or Other Obligations, as the case may be, outstanding to such Secured Creditor, and the denominator of which is the then outstanding amount of all Loan Document Obligations or Other Obligations, as the case may be.

                  (c) If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed PRO RATA amongst the other Secured Creditors, FIRST, to pay outstanding Loan Document Obligations, and, SECOND, to pay Other Obligations, in accordance with SECTION 8.4(a).

                  (d) Each of the Secured Creditors agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall occur only after all outstanding Loans and Letter of Credit Borrowings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash collateral security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash collateral security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash collateral security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with
SECTION 8.4(a) hereof.

                  (e) Except as set forth in SECTION 8.4(d) hereof, all payments required to be made hereunder shall be made (i) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, and (ii) if to the Other Creditors, to the trustee, paying agent or other similar representative (each, a "REPRESENTATIVE") for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

                  (f) For purposes of applying payments received in accordance with this SECTION 8.4, (i) the Collateral Agent shall determine the outstanding unpaid Loan Document Obligations owed to the Lender Creditors, and (ii) the Collateral Agent may rely on any Other Creditor to determine the Other Obligations owed to such Other Creditor.

                  (g) IT IS UNDERSTOOD AND AGREED THAT EACH GRANTOR SHALL REMAIN JOINTLY AND SEVERALLY LIABLE TO THE EXTENT OF ANY DEFICIENCY REMAINING AFTER THE APPLICATION OF ALL OF THE PROCEEDS OF THE SECURITY AGREEMENT COLLATERAL HEREUNDER TO THE UNPAID OBLIGATIONS AS PROVIDED BY SECTION 8.4(a).

         8.5. REMEDIES CUMULATIVE. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Interest Rate Protection Agreements or the other Loan Documents, or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative, and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations and no course of dealing between any Grantor and the Collateral Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

         8.6. DISCONTINUANCE OF PROCEEDINGS. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, Sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then, and in every such case, the relevant Grantor, the Collateral Agent and the holders of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Security Agreement Collateral subject to the security interests created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                   ARTICLE IX

                                    INDEMNITY
                                    ---------

         9.1. INDEMNITY.

                  (a) Each Grantor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, agents and servants (hereinafter in this SECTION 9.1 referred to individually as an "INDEMNITEE" and collectively as "INDEMNITEES") harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this SECTION 9.1, the foregoing are collectively called "EXPENSES") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, Sale, return or other disposition, or use of the Security Agreement Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any Governmental Authority, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or Property damage), or contract claim; PROVIDED, HOWEVER, that no Indemnitee shall be indemnified pursuant to this PARAGRAPH (a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Grantor agrees that, upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, such Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify such Grantor of any such assertion of which such Indemnitee has knowledge.

                  (b) Without limiting the application of PARAGRAPH (a) of this
SECTION 9.1, each Grantor jointly and severally agrees to pay, or to reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because such Grantor shall have failed to comply with its Obligations under this Agreement or any other Loan Document), any and all reasonable fees, costs and expenses of whatsoever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interests in, the Security Agreement Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of Instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Security Agreement Collateral, premiums for insurance with respect to the Security Agreement Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Security Agreement Collateral and the Collateral Agent's security interests therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Security Agreement Collateral.

                  (c) Without limiting the application of PARAGRAPH (a) or (b) of this SECTION 9.1, each Grantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any losses, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by such Grantor in this Agreement, any Interest Rate Protection Agreement or any other Loan Document, or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement, any Interest Rate Protection Agreement or any other Loan Document.

                  (d) If and to the extent that the obligations of any Grantor under this SECTION 9.1 are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

         9.2. INDEMNITY OBLIGATIONS SECURED BY SECURITY AGREEMENT COLLATERAL; SURVIVAL. Any amounts paid by any Indemnitee, as to which such Indemnitee has the right to reimbursement, shall constitute Obligations secured by the Security Agreement Collateral. The indemnity obligations of each Grantor contained in this ARTICLE IX shall continue in full force and effect notwithstanding the full payment of all the Loans and other Credit Extensions made under the Credit Agreement, the termination of all Interest Rate Protection Agreements and Letters of Credit and the payment of all of the other Obligations and notwithstanding the discharge thereof.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         10.1. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

                  (a) if to any Grantor or the Collateral Agent, at such Person's address set forth underneath its signature below;

                  (b) if to any Lender Creditor (other than the Collateral Agent), at such address as such Lender Creditor shall have specified in the Credit Agreement;

                  (c) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Grantor and the Collateral Agent;

or at such address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         10.2.    WAIVER, AMENDMENT.

                  (a) None of the terms or conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Grantor directly and adversely affected thereby and the Collateral Agent (with the consent of the Required Lenders, or, to the extent required by SECTION 12.1 of the Credit Agreement, with the consent of each of the Lenders) at all times prior to the time at which all Loan Document Obligations have been paid in full and all of the Commitments and Letters of Credit shall have terminated in full, or (as the case may be) with the consent of the holders of at least a majority of the outstanding Other Obligations at all times after the time at which all Loan Document Obligations have been paid in full and all of the Commitments and Letters of Credit shall have terminated in full; PROVIDED, HOWEVER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. For the purposes of this Agreement, the term "CLASS" shall mean each class of Secured Creditors, I.E., whether (i) the Lender Creditors as holders of the Loan Document Obligations, or (ii) the Other Creditors as holders of the Other Obligations; and the term "REQUISITE CREDITORS" of any Class shall mean each of (A) with respect to the Loan Document Obligations, the Required Lenders, and (B) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time.

                  (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder, and no partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in any similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

         10.3.    OBLIGATIONS ABSOLUTE.

                  (a) The Obligations of each Grantor hereunder shall be absolute, unconditional and irrevocable and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise impaired or affected by, any circumstance or occurrence whatsoever, including, without limitation, any of the circumstances or occurrences described or referred to in PARAGRAPH (a) of SECTION 6 of the Subsidiary Guaranty or in CLAUSES (i) through (x) of SECTION 17(a) of the Pledge Agreement.

                  (b) Each of the Grantors hereby irrevocably agrees to be bound by the terms of each of PARAGRAPH (b), PARAGRAPH (c) and PARAGRAPH (d) of
SECTION 17 of the Pledge Agreement
with the same full force and effect as if each of such paragraphs of the Pledge Agreement were set forth in full herein and made applicable to each of the Grantors as well as to the Pledgors.

         10.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each Grantor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns; PROVIDED, HOWEVER, that no Grantor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by each Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Loan Documents and the Interest Rate Protection Agreements, regardless of any investigation made by the Secured Creditors or on their behalf.

         10.5. ADDITIONAL GRANTORS. Additional Subsidiaries of the Parent Company or of the Borrower ("ADDITIONAL GRANTORS") may from time to time hereafter become parties to this Agreement by executing a counterpart hereof, and there shall be no need to re-execute, amend or restate this Agreement in connection therewith. Upon such execution and delivery of this Agreement by any Additional Grantor, such Additional Grantor shall be deemed to have made the representations and warranties set forth in this Agreement, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Grantor had executed this Agreement as of the date hereof, and the Collateral Agent shall be entitled to all of the benefits of such Additional Grantor's Obligations hereunder.

         10.6. HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         10.7. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.8. GOVERNING LAW AND WAIVER OF JULY TRIAL.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                  (b) EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT.

         10.9. GRANTOR'S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Grantor shall remain liable to perform all of the Obligations, if any, assumed by it with respect to the Security Agreement Collateral, and the Collateral Agent shall not have any obligations or liabilities with respect to any Security Agreement Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or with respect to any Security Agreement Collateral.

         10.10. TERMINATION; RELEASE.

                  (a) On the Termination Date, this Agreement shall terminate, and the Collateral Agent, at the request and expense of any Grantor, will execute and deliver to such Grantor a proper Instrument or Instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Grantor (without recourse, and without any representation or warranty) such of the Security Agreement Collateral as may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "TERMINATION DATE" shall mean the date upon which all of the Commitments, the Letters of Credit and all Interest Rate Protection Agreements shall have terminated in full, no Loans or Notes under the Credit Agreement shall be outstanding (and all Loans shall have been repaid in full), and all Obligations shall have been paid in full and in cash.

                  (b) In the event that any part of the Security Agreement Collateral is sold in connection with a Sale permitted by SECTION 9.5 of the Credit Agreement or otherwise released at the direction of the Required Lenders (or all Lenders if required by SECTION 12.1 of the Credit Agreement), and the proceeds of such Sale or Sales or from such release are applied in accordance with the terms of the Credit Agreement, to the extent required to be so applied, such Security Agreement Collateral will be sold free and clear of the Liens created by this Agreement, and the Collateral Agent, at the request and expense of the respective Grantor, will execute and deliver to such Grantor a proper Instrument or Instruments (including Uniform Commercial Code terminations on Form UCC-3) and will duly assign, transfer and deliver to such Grantor (without recourse, and without any representation or warranty) such of the Security Agreement Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

                  (c) At any time that any Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Security Agreement Collateral pursuant to the foregoing SECTION 10.10(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of such Security Agreement Collateral is permitted pursuant to SECTION 10.10(a) or (b). In the event that any part of the Security Agreement Collateral is released as provided in the preceding paragraph (b), the Collateral Agent, at the request and expense of such Grantor, will duly assign, transfer and deliver to such Grantor or its designee (without recourse, and without any representation or warranty) such of the Security Agreement Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

                  (d) The Collateral Agent shall have no liability whatsoever to any Secured Creditor as a result of any release of Security Agreement Collateral by it in accordance with this SECTION 10.10.

         10.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         10.12. THE COLLATERAL AGENT. The Collateral Agent will hold in accordance with this Agreement all items of the Security Agreement Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor that the obligations of the Collateral Agent as holder of the Security Agreement Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth in ARTICLE XI of the Credit Agreement.

         10.13. MARSHALLING. The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Security Agreement Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Collateral Agent hereunder or in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any Applicable Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other Instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

         10.14 ACTIONS REQUIRING FCC APPROVAL.

         (a) Notwithstanding anything to the contrary contained in this Agreement, or any of the documents executed pursuant hereto, the Collateral Agent will not take nay action pursuant to this Agreement, or any such documents, which would constitute or result in any assignment of any FCC License or any transfer of control of the holder of any FCC License if such assignment of such license or such transfer of control would require under then-existing law (including the Communications Act and the written rules, regulations and policies promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval. In connection with this SECTION 10.14, the Collateral Agent shall be entitled to rely in good faith upon an opinion of outside FCC counsel of the Collateral Agent's choice with respect to any such assignment or transfer, whether or not the advice rendered is ultimately determined to have been accurate.

         (b) If any Material Event of Default shall have occurred, each Grantor shall take any action which the Collateral Agent may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer or assign all or any part of the Security Agreement Collateral to the Collateral Agent or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing. To enforce the provisions of this SECTION 10.14, the Collateral Agent is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary transfer of control of any Person whose Security Agreement Collateral is subject to this Agreement for the purpose of seeking a BONA FIDE purchaser to whom control will ultimately be transferred. Each Grantor agrees to cooperate with any such purchaser and with the Collateral Agent in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining the FCC's consent to the assignment to such purchaser of such

Security Agreement Collateral. Each Grantor hereby irrevocably agrees to consent to any such involuntary transfer of control upon the request of the Collateral Agent after and during the continuation of any Material Event of Default, and, without limiting any rights of the Collateral Agent under this Agreement, to authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Security Agreement Collateral, subject only to required judicial, FCC or other consent required by Governmental Authorities, in order to effectuate the transactions contemplated in this SECTION 10.14. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Collateral Agent under this Agreement. Each Grantor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

         (c) Each Grantor shall use its best efforts to assist in obtaining the consent or approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC of the transferor's or assignor's portion of any application or applications for consent to the transfer of control or assignment necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Security Agreement Collateral.

         (d) Each Grantor hereby acknowledges and agrees that the Security Agreement Collateral is a unique asset and that a violation of such Grantor's covenant to cooperate with respect to any regulatory consents would result in irreparable harm to the Collateral Agent for which monetary damages are not readily ascertainable. Each Grantor further agrees that, because of the unique nature of its undertaking in this SECTION 10.14, the same may be specifically enforced, and it hereby waives, and agrees to waive, any claim or defense that the Collateral Agent would have to an adequate remedy at law for the breach of this undertaking.

         (e) Without limiting the Obligations of any Grantor hereunder in any respect, each Grantor further agrees that if such Grantor, upon or after the occurrence of any Material Event of Default, shall fail or refuse for any reason whatsoever, including, without limitation, any refusal pursuant to SECTION 10.14(c) to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Collateral Agent hereunder, such Grantor agrees that such application may be executed on such Grantor's behalf by the clerk of any competent jurisdiction without notice to such Grantor pursuant to court order.

         10.15. EFFECTIVENESS. This Agreement shall become effective on and as of the date hereof when the Collateral Agent, the Parent Company, the Borrower and one or more Subsidiary Guarantors identified in SCHEDULE A hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Collateral Agent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this SECURITY AGREEMENT to be duly executed and delivered as of the date first above written.

                                       THE PARENT COMPANY:
                                       -------------------

                                       REGENT COMMUNICATIONS, INC.,
                                       as the Parent Company and Grantor

                                       BY: /s/ Anthony A. Vasconcellos
                                          --------------------------------------
                                           NAME:  Anthony A. Vasconcellos
                                           TITLE: Vice President and
                                                  Chief Financial Officer


                                       THE BORROWER:
                                       -------------

                                       REGENT BROADCASTING, INC.,
                                       as the Borrower and Grantor

                                       BY: /s/ Anthony A. Vasconcellos
                                          --------------------------------------
                                           NAME:  Anthony A. Vasconcellos
                                           TITLE: Vice President and
                                                  Chief Financial Officer

                                       REGENT BROADCASTING, INC.
                                       REGENT BROADCASTING
                                         MIDWEST, INC.
                                       REGENT BROADCASTING OF
                                          FLINT, INC.
                                       REGENT LICENSEE OF FLINT, INC.
                                       REGENT BROADCASTING OF
                                          MANSFIELD, INC.
                                       REGENT LICENSEE OF
                                          MANSFIELD, INC.



                                       BY: /s/ Anthony A. Vasconcellos
                                          --------------------------------------
                                           NAME:  Anthony A. Vasconcellos
                                           TITLE: Vice President and
                                                  Chief Financial Officer

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                       THE SUBSIDIARY GUARANTORS:

                                       REGENT BROADCASTING OF
                                         EL PASO, INC.
                                       REGENT LICENSEE OF EL PASO, INC.
                                       REGENT BROADCASTING OF
                                         ERIE, INC.
                                       REGENT LICENSEE OF ERIE, INC.
                                       REGENT BROADCASTING OF
                                         LEXINGTON, INC.
                                       REGENT LICENSEE OF
                                         LEXINGTON, INC.
                                       REGENT BROADCASTING OF
                                         SAN DIEGO, INC.
                                       REGENT LICENSEE OF
                                         SAN DIEGO, INC.
                                       REGENT BROADCASTING OF
                                         SOUTH CAROLINA, INC.
                                       REGENT LICENSEE OF
                                         SOUTH CAROLINA, INC.
                                       REGENT BROADCASTING OF
                                         ST. CLOUD, INC.
                                       REGENT LICENSEE OF
                                         ST. CLOUD, INC.
                                       REGENT BROADCASTING OF
                                         UTICA/ROME, INC.
                                       REGENT LICENSEE OF
                                         UTICA/ROME, INC.
                                       REGENT BROADCASTING OF
                                         WATERTOWN, INC.
                                       REGENT LICENSEE OF
                                         WATERTOWN, INC.



                                       BY: /s/ Anthony A. Vasconcellos
                                          --------------------------------------
                                          NAME:  Anthony A. Vasconcellos
                                          TITLE: Vice President and
                                                 Chief Financial Officer

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                       THE SUBSIDIARY GUARANTORS:
                                       --------------------------

                                       REGENT BROADCASTING OF
                                         WEST COAST, INC.
                                       REGENT BROADCASTING OF
                                         CHICO, INC.
                                       REGENT LICENSEE OF CHICO, INC.
                                       REGENT BROADCASTING OF
                                         FLAGSTAFF, INC.
                                       REGENT LICENSEE OF
                                         FLAGSTAFF, INC.
                                       REGENT BROADCASTING OF
                                         KINGMAN, INC.
                                       REGENT LICENSEE OF
                                         KINGMAN, INC.
                                       REGENT BROADCASTING OF
                                         LAKE TAHOE, INC.
                                       REGENT LICENSEE OF
                                         LAKE TAHOE, INC.
                                       REGENT BROADCASTING OF
                                         PALMDALE, INC.
                                       REGENT LICENSEE OF
                                         PALMDALE, INC.
                                       REGENT BROADCASTING OF
                                         REDDING, INC.
                                       REGENT LICENSEE OF
                                         REDDING, INC.
                                       REGENT BROADCASTING OF
                                         VICTORVILLE, INC.
                                       REGENT LICENSEE OF
                                         VICTORVILLE, INC.



                                       BY: /s/ Anthony A. Vasconcellos
                                          --------------------------------------
                                       NAME:  Anthony A. Vasconcellos
                                       TITLE: Vice President and
                                              Chief Financial Officer


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                       ADDRESS OF GRANTORS:
                                       --------------------

                                       c/o Regent Communications, Inc.
                                       50 East RiverCenter Boulevard
                                       Suite 180
                                       Covington, Kentucky 41011
                                       Attention: Anthony A. Vasconcellos
                                                  Vice President and
                                                  Chief Financial Officer
                                       Telephone:
                                       Facsimile:



                                       THE COLLATERAL AGENT:
                                       ---------------------

                                       FLEET NATIONAL BANK,
                                       as Collateral Agent


                                       BY: /s/ Robert F. Milordi
                                           ------------------------
                                           Name:  Robert F. Milordi
                                           Title: Managing Director


                                       ADDRESS OF COLLATERAL AGENT:
                                       ----------------------------

                                       Fleet National Bank
                                       100 Federal Street
                                       Boston, Massachusetts 02110
                                       Attention:  Robert F. Milordi
                                       Facsimile:  (617) 434-3401
                                       Telephone:  (617) 434-8902